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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2013 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's development stage status), relating to the financial statements of Anthera Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K of Anthera Pharmaceuticals, Inc. for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
April 5, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM